EXHIBIT 99.1

INmune Bio to Present at BIO CEO & Investor Conference

LA JOLLA, CA, Feb. 06, 2019 (GLOBE NEWSWIRE) -- INmune Bio, Inc. (Nasdaq: INMB) (“INmune” or the “Company”), an immunotherapy company focused on developing therapies that harness the patient’s innate immune system to fight disease, today announces that R.J. Tesi, M.D., President and chief executive officer of INmune, will present a company overview at the BIO CEO & Investor Conference on Monday, February 11, 2019 at 9:15 a.m. Eastern time in the Chelsea Room. The conference will be held on February 11-12 at the New York Marriott Marquis New York City.

About INmune Bio Inc.

INmune Bio (NASDAQ: INMB), Inc. is a clinical-stage biotechnology company developing therapies targeting the innate immune system in cancer. INmune Bio is developing two products platforms that reengineer the patient’s innate immune system’s response to their cancer, INKmune and INB03. INKmune is a Natural Killer (NK) cell therapeutic that primes the patient’s NK cells to attack developing disease. INB03 inhibits myeloid derived suppressor cells (MDSC), which often cause resistance to immunotherapy, such as anti-PD1 checkpoint inhibitors. INmune Bio’s product platforms target residual disease and utilize a precision medicine approach for treatment of a wide variety of hematologic malignancies and solid tumors. To learn more, please visit www.inmunebio.com.

INmune Bio Contact:

David Moss, CFO

(858) 964-3720
dmoss@inmunebio.com
www.inmunebio.com

Investors:

LHA Investor Relations

Miriam Weber Miller

Senior Vice President

(212) 838-3777

mmiller@lhai.com

Ascent Investor Relations

Tina Xiao

President

(917) 609-0333

tina.xiao@ascent-ir.com